                                                       EXHIBIT 99.1


                                    IN THE
                        LOUISIANA GAMING CONTROL BOARD



IN RE:             SHOWBOAT STAR PARTNERSHIP, licensee
                   License No. R011000801


                             and


                   PLAYERS LAKE CHARLES, LLC, licensee
                   License No. R016500086


                               STIPULATION
                               -----------


          NOW COMES Showboat Star Partnership ("Star") and Players Lake Charles, LLC ("Players"), licensees (collectively, the "Licensees"), Players International, Inc. ("PII"), the parent corporation of the Licensees, and the Louisiana Department of Public Safety and Corrections, Office of Louisiana State Police, Riverboat Gaming Division (the "Division"), each duly represented by undersigned counsel who respectfully represent:

          I. Background

          A. This matter is before the Louisiana Gaming Control Board ("Board") pursuant to its authority to consider renewals of licenses and the conditional renewals it has previously granted in these matters.

          B. The license of Star was conditionally renewed by this Board on July 21, 1998, effective August 19, 1998, pending an investigation. By Stipulation dated July 15, 1999, Star waived any objection it had to the Board not acting upon the renewal of its license at a time earlier than the regularly-scheduled Board meeting on August 17, 1999, that non-action by the Board prior to the August 17, 1999 meeting would not constitute an automatic renewal of any license held by Star or otherwise prejudice the Board's consideration of such renewal, and that Star would continue to operate pursuant to the existing conditional license renewal pending further action by the Board at its meeting on August 17, 1999.

          C. On August 12, 1999, the report of the Division regarding the conditional license renewal of Star (hereinafter "Report") was filed with the Board.

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          D.  On August 17, 1999, the Board conditionally renewed the license of Star pending the outcome of a hearing on the Report.

          E. The license of Players was conditionally renewed by this Board on October 20, 1998, effective December 6, 1998, pending an investigation.

          F. On September 30, 1999, Star filed its response (hereinafter "Response") to the Report.

          G. By stipulation dated October 7, 1999, the Division and the Licensees agreed that the Report shall be deemed to have been filed in connection with the license of Players, as well as Star, and that the interests of justice and administrative efficiency will be promoted by joining the Licensees in any hearing before the Board.

          H. On October 19, 1999, the Board conditionally renewed the license of Players, pending the outcome of a hearing on the Report.

          I. The Licensees employ approximately 1,613 persons, have since commencement of operations paid salaries of over $165,488,197, the City of Lake Charles over $35,000,000 in admission fees and approximately $7,500,000 in development fees, Calcasieu Parish over $1,200,000 in sales, use and property taxes, and the State of Louisiana over $160,000,000 in gaming fees and otherwise contributed to the economic development of the City of Lake Charles and State of Louisiana in fulfillment of the statutory goals of the Riverboat Economic Development and Gaming Control Act through the utilization of Louisiana resources, goods and services in the construction and operation of the Licensees' riverboats and projects.

          J. There has been a complete change in the senior management of PII since 1996, including the persons who held the positions of Chairman, Vice-Chairman, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and General Counsel, and, as a publicly-traded company, the ownership of PII is changing constantly and has changed substantially since 1996.

          In order to avoid the time and expense of a contested hearing, settle pending litigation, and to effectuate in a timely manner a change in control (as hereinafter defined) of the Licensees, the Licensees and the Division hereby stipulate as follows to settle, compromise, remedy and resolve the pending license renewals of the Licensees:

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    II.   PLAYERS INTERNATIONAL, INC., SHOWBOAT STAR PARTNERSHIP and PLAYERS
LAKE CHARLES, LLC, agree to the following terms and conditions as amendments to the existing conditional license renewals of SHOWBOAT STAR PARTNERSHIP AND PLAYERS LAKE CHARLES, LLC.:

          A. To the payment to the State of Louisiana of ten million two hundred thousand dollars ($10,200,000.00). This payment is remedial in nature and does not constitute a forfeiture, fine or penalty. Such payment is intended to offset the anticipated economic gain that will occur upon a change in control (as hereinafter defined) and to which the State asserts it is entitled to be compensated for because of the economic damage to the State and the citizenry for the impact on the integrity and reputation of the gaming industry and related lost gaming, sales, use of income tax revenues during the period of these proceedings. The payment has been computed by calculating the portion of the purchase price to be paid to the shareholders of PII pursuant to a proposed change in control (as hereinafter defined) which is allocable to the Licensees and subtracting from it the unrecouped investment of PII in the Licensees (exclusive of certain expenses, including payments to Richard D. Shetler and Stephen Edwards, and compensation and severance payments to Howard A. Goldberg). One-half of the payment specified in this sub-paragraph shall be placed in escrow pursuant to a written escrow agreement within seven (7) business days of the effective date (as hereinafter defined) of this Stipulation, and the remaining amount by January 4, 2000, and shall be returned to the Licensees, with interest actually earned, less any costs of the escrow which are to be deducted from interest only, if a change in control (as hereinafter defined) does not occur.

          B. To ensure the non-participation of prior management, employees, and consultants in the management of PII as described in I. Background, paragraph J, above.

          C. To use their best efforts to effectuate a change in control of either the Licensees or PII to an unaffiliated third party (herein "Change in Control") as soon as practicable, subject to the approval of the Board.

          D. To not contest the admissibility of facts relating to the Report admitted in the Licensees November 30, 1999 response to the Division's Request For Admissions of Fact and January 20, 1999 proffer for purposes of any license administrative proceedings held pursuant to paragraph V D hereof, and to waive any right to contest the plenary authority of the Board to conduct a hearing, but reserving such rights on appeal.

          E. To compensate the Division for the full amount of its investigative costs and expenses incurred in these proceedings, which the parties agree consists of payments previously made to the Division in the


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amount of approximately sixty thousand dollars ($60,000.00) in 1998 and 1999 and license renewal fees of one hundred thousand dollars ($100,000.00) for each of the Licensees for each of 1998 and 1999, for a total of four hundred sixty thousand dollars ($460,000.00).

          F. To immediately institute enhanced interim compliance procedures, which shall include the following and which shall remain in place until a Change in Control:

     (1) separating the compliance functions from and making them independent of management by reconstituting the membership of the Compliance Committee from one controlled by management to one consisting solely of outside members of the Board of Directors of PII;

     (2) transferring the compliance function from the position of General Counsel to the position of Vice-President of Compliance, an independent position which reports to the independent Compliance Committee rather than management;

     (3) Increasing the reporting and investigation obligations for certain transactions and persons, including lobbyists, and

     (4) implementing an employee training program designed to educate employees of the requirements of the Compliance Policy and their statutory and regulatory obligations.

    III. The RIVERBOAT GAMING DIVISION OF THE LOUISIANA STATE POLICE submits to the BOARD for its consideration that the proposed amended conditions of conditional license renewal accomplish the following:

          A. A publicly-traded, multi-state corporate entity, which no longer employs those officers and employees who were directly involved in the management of PII during the pendency of the matters at issue in the Report, is held accountable for its prior conduct in Louisiana;

          B. Economic gains relating to the transfer of publicly-traded stock involving Louisiana gaming properties and operations are paid to the citizens of the State of Louisiana, thus rejecting a "safe harbor" for a licensed gaming corporate entity which no longer employs officers, directors, employees and consultants as an exclusive or adequate remedy for such conduct;

          C. The actions taken, if approved by the Board, provide a substantial deterrence against the recurrence of such activity.

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          D.  The actions taken, if approved by the Board, provide an orderly transition of ownership of the publicly-traded corporation to the benefit of Louisiana employees and vendors and local government interests without unduly prejudicing their legitimate interests and still result in significant sanctions and deterrence, and

          E. The actions taken, if approved by the Board, provide enhanced interim compliance with the laws and regulations of Louisiana and expedite the consideration of renewal in the event of a Change in Control is not approved by the Board.


     IV. THE PARTIES AGREE THAT UPON APPROVAL BY THE BOARD OF THIS STIPULATION, THE FOLLOWING WOULD TAKE PLACE:

          A. The existing conditional renewal would be amended by the Board to include the conditions set forth herein.

          B. The period of conditional renewal would be effective until such time as a Change in Control occurs or 150 days from the effective date (as hereinafter defined) of this Stipulation, whichever is earlier, subject to paragraph V D.

          C. In the event that a Change in Control does not occur within 90 days of the effective date (as hereinafter defined) of this Stipulation, the Board may, but is not obligated, to appoint a person (hereinafter "Monitor") who, subject to the general supervision of the Board, shall have the power to: (1) inspect all papers, books and records of the Licensees; (2) access any portion of the premises of the Licensees' riverboats or dockside facilities for the purpose of inspecting or examining records or documents required to be kept by the Licensees under the provisions of the Louisiana Riverboat Economic and Development Gaming Control Act and the regulations promulgated in connection therewith (collectively, the "Gaming Laws");
(3) inspect any and all records or documents, of whatsoever nature, relating to any Change in Control; (4) report to the Board for review and action, any matters which relate, directly or indirectly, to the Licensees' compliance with the Gaming Laws pertaining to the Licensees' gaming activities and operations under the jurisdiction of the Board, including, but not limited to any Change in Control, and (5) receive immediate and detailed reports of any Change in Control offers or negotiations. All reasonable costs of the Monitor shall be paid by the Licensees. The Licensees acknowledge the authority of the Board to accomplish the purposes of this paragraph.

         V.  Miscellaneous

         A. EFFECT OF STIPULATION. The Division and the Licensees stipulate that the Report does not allege that the Licensees obtained their licenses by fraud or any improper means. The approval of this Stipulation by the Board shall not

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constitute a finding by the Board regarding the allegations in the Report or that any violation of administrative regulations or state law occurred and shall not constitute an acknowledgment by the Licensee of such.

          B. SCOPE OF STIPULATION. Except as provided in this paragraph, the Board and the Division, as representatives of the State, acknowledge that approval of this Stipulation by the Board and satisfaction of the conditions contained herein shall result in a full and final compromise, release and settlement as to the Licensees, PII, their current and former officers, directors, employees, agents and representatives and their successors and assigns of all alleged violations set forth in the Report and any other proceedings, actions, claims for compensation, fines or other remedies which may be commenced or asserted based upon the acts, transactions, occurrences, or omissions set forth in the Report or relating to Richard D. Shetler, Stephen Edwards, Edwin Edwards, the Licensees, or PII during the time period covered in the Report. Notwithstanding the scope of stipulation set forth above, the Division and Board, as representatives of the State, reserve all rights to bring any action or proceeding pursuant to the provisions of the Louisiana Gaming Control Law and Regulations, including without limitation La. R.S. 27:68, as to any former officer, director, employee, agent or representative of the Licensees or PII named in the Report (with notice and opportunity to be heard) to seek to prevent or limit the payment after the effective date (as hereinafter defined) of this Stipulation of any economic benefit or funds to the Board or the State. In connection therewith, the Licensees, PII and their successors or assigns agree to cooperate to the full extent possible, consistent with their contractual and legal obligations, to assure that the contested issues, if litigated, are litigated in a federal or state court within the State of Louisiana which has jurisdiction over the Board and is a court of proper venue. In order to facilitate resolution of such issues in any action which may be brought by the Licensees, PII, or their successors or assigns in a federal court, the Board will consent to jurisdiction. The Board and Division, as representatives of the State, however, agree that they will not seek the payment of such benefits or funds by the Licensees, PII, their successors or assigns to the Board or State if, after complying with all obligations of this Stipulation, including the obligations set forth in the prior sentence, there is a final judgment after a contested proceeding directing that the benefits or funds be paid to the former officer, director, employee, agent or representative of the Licensees or PII or that such persons are entitled to indemnification thereof, there being no intent to subject the Licensees, PII, their successors or assigns to multiple liability for the benefits or funds described above.

          C. BOARD APPROVAL REQUIRED. This proposed Stipulation is subject to the approval of the Board and will be submitted to the Board for its approval on December 1, 1999.

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          D.  EFFECTIVE DATE OF STIPULATION. This Stipulation shall become effective upon approval by the Board ("Effective Date"). This Stipulation shall be of no further force and effect if a Change in Control does not occur within 150 days of the Effective Date, whereupon a hearing shall be held on the license renewals in accordance with applicable law.

          E. SURVIVABILITY OF CERTAIN PROVISIONS. Paragraphs II B, II C and II D shall survive the termination of this Stipulation, notwithstanding paragraph V D.

          F. APPLICABLE LAW. This Stipulation and the terms and conditions hereof shall be controlled and interpreted under the laws of the State of Louisiana.

          G. SUCCESSORS AND ASSIGNS. This Stipulation shall be binding on the parties hereto, as well as their successors and assigns.

          This Stipulation is signed by the undersigned on the dates set forth below in Baton Rouge, Louisiana.

                                   SHOWBOAT STAR PARTNERSHIP,
                                   A Louisiana general partnership,
                                   By Players Riverboat Management, Inc.,
                                   A Nevada corporation, Its General Partner

                                   By: /s/ John Groom
                                       --------------

                                   Its: President
                                        -------------

                                   Date: 12/1/99
                                         ------------


                                   PLAYERS LAKE CHARLES, LLC,
                                   A Louisiana limited liability company,
                                   By Players Lake Charles Riverboat, Inc.
                                   A Louisiana corporation, Its Managing Member

                                   By: /s/ John Groom
                                       --------------

                                   Its: President
                                        -------------

                                   Date: 12/1/99
                                         ------------


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                                   PLAYERS INTERNATIONAL, INC.,
                                   A Nevada corporation

                                   By: /s/ John Groom
                                       --------------

                                   Its: President
                                        -------------

                                   Date: 12/1/99
                                         ------------


                                   SHOWBOAT STAR PARTNERSHIP,
                                   PLAYERS LAKE CHARLES, LLC, and
                                   PLAYERS INTERNATIONAL, INC.,
                                   by attorneys

                                   By: /s/ Leon Gary, Jr.
                                       ---------------------
                                       Leon Gary, Jr., Esq.
                                       Jones, Walker, Waechter, Poitevent,
                                             Carrere & Denegre, L.L.P.

                                   Date: Dec. 1, 1999
                                         -------------------

                                   By: J. Kelly Duncan, Esq.
                                       ---------------------
                                       J. Kelly Duncan, Esq.
                                       Jones, Walker, Waechter, Poitevent,
                                             Carrere & Denegre, L.L.P.

                                   Date: 12/1/99
                                         -------------------


                                   DEPARTMENT OF PUBLIC SAFETY
                                   AND CORRECTIONS, OFFICE OF
                                   LOUISIANA STATE POLICE,
                                   RIVERBOAT GAMING DIVISION

                                   By: /s/ Dane K. Morgan
                                       ------------------
                                       Lt. Dane K. Morgan

                                   Its: Supervisor
                                        -----------------

                                   Date: 12/1/99
                                         ----------------


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                                   DEPARTMENT OF PUBLIC SAFETY
                                   AND CORRECTIONS, OFFICE OF
                                   LOUISIANA STATE POLICE,
                                   RIVERBOAT GAMING DIVISION,
                                   by attorneys

                                   By: /s/ P. Raymond Lamonica
                                       ---------------------------
                                       P. Raymond Lamonica, Esq.,
                                       Special Assistant Attorney General

                                   Date: 12-1-99
                                         -------------------------

                                   By: /s/ William J. Quinlan, Jr.
                                       ---------------------------
                                       William J. Quinlan, Jr., Esq.
                                       Assistant Attorney General

                                   Date: 12/1/99
                                         -------------------------


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                                   IN THE
                       LOUISIANA GAMING CONTROL BOARD


IN RE:         SHOWBOAT STAR PARTNERSHIP, licensee
               License No. R011000801

                         and

               PLAYERS LAKE CHARLES, LLC, licensee
               License No. R016500086


                                    ORDER
                                    -----

          WHEREAS, Showboat Star Partnership ("Star") and Players Lake Charles, LLC ("Players"), licensees (collectively, the "Licensees"), Players International, Inc. ("PII"), the parent corporation of the Licensees, and the Louisiana Department of Public Safety and Corrections, Office of Louisiana State Police, Riverboat Gaming Division (the "Division"), have entered into a Stipulation dated as of December 1, 1999 relating to the matters which are the subject of the August 12, 1999 report of the Division regarding the conditional license renewals of Star and Players (the "Stipulation");

          WHEREAS, the Stipulation came before the Louisiana Gaming Control Board (the "Board") on December 1, 1999 at a properly noticed and scheduled meeting of the Board for its review and consideration;

          WHEREAS, the Board adopted and approved the Stipulation at its December 1, 1999 meeting;

          WHEREAS, it is the purpose of this Order to memorialize in writing said approval of the Stipulation.

          IT IS HEREBY ORDERED BY THE LOUISIANA GAMING CONTROL BOARD THAT:

          1.    The Stipulation is hereby adopted and approved.

          ORDERED this 1st day of December, 1999, by the Louisiana Gaming Control Board.


                                  /s/ Hillary J. Crain
                                  --------------------
                                  Hillary J. Crain
                                  Chairman
                                  Louisiana Gaming Control Board